EXHIBIT 1

                                                                  Execution Copy









                                  $300,000,000
                            Alcan Aluminium Limited



                           7.25% Debentures Due 2028



                           6.25% Debentures Due 2008









                             UNDERWRITING AGREEMENT











October 23, 1998


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                                                                October 28, 1998

MORGAN STANLEY & CO.
   INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
J.P. MORGAN SECURITIES INC.

c/o MORGAN STANLEY & CO.
    INCORPORATED
    1585 Broadway
    New York, New York 10036


Ladies and Gentlemen:


     Alcan Aluminium Limited, a Canadian corporation (the "Company"), proposes to issue U.S. $100,000,000 in principal amount of its 7.25% Debentures due November 1, 2028 (the "2028 Debentures") and U.S. $200,000,000 in principal amount of its 6.25% Debentures due November 1, 2008 (the "2008 Debentures" and together with the 2028 Debentures, the "Securities") to be issued pursuant to the provisions of the Indenture dated as of May 15, 1983, as supplemented (as so supplemented, the "Indenture"), between the Company and Bankers Trust Company, as Trustee (the "Trustee"). The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to up to U.S. $400,000,000 in principal amount of debt securities and will file with, or mail for filing to, the Commission a prospectus supplement specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933. The term "Registration Statement" means the registration statement as amended to the date hereof. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Securities, as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material incorporated by reference therein.

                                       I.

     The Company hereby agrees to sell to the several Underwriters named in Schedule A hereto and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company, severally and not jointly, the principal amounts of the 2028 Debentures and the 2008 Debentures set forth below opposite their names in Schedule A at 99.105% and 99.471%, respectively, of the principal amount (each a "Purchase Price") and accrued interest from October 28, 1998, to the date of payment and delivery.

                                       1

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     As compensation for the services of the Underwriters in connection with the transactions contemplated by this Agreement for investment banking and advisory services rendered to the Company by the Underwriters, and for the Underwriters acting as financial advisors to the Company, assisting in the preparation of the Prospectus and the prospectus supplement, managing the sale of the Securities and distributing the Securities to the public both directly and through brokers and dealers, the Company hereby agrees to pay to the Underwriters, on the Closing Date (as defined below), a commission in the amount of U.S.$875,000 with respect to the 2028 Debentures and a commission in the amount of U.S.$1,300,000 with respect to the 2008 Debentures. Such commissions shall be paid to the Underwriters by wire transfer of immediately available funds to an account specified by Morgan Stanley & Co. Incorporated. Each such commission shall be paid without set-off or counterclaim, and free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by Canada or any Province or Territory thereof, or by any department, agency or other political subdivision or taxing authority either thereof or therein, and all interest, penalties or similar liabilities with respect thereto ("Canadian Taxes"). If any Canadian Taxes are required by law to be deducted or withheld in connection with the payment of each such commission, the Company will increase the amount paid to the Underwriters so that the Underwriters receive the full amount of such commission. The obligations of the Company contained in this paragraph shall survive the delivery of the Securities to the Underwriters.

                                       II.

     The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement is entered into as in your judgment is advisable. The Company is further advised by you that the 2028 Debentures are to be offered to the public initially at 99.105% of the principal amount and the 2008 Debentures are to be offered to the public initially at 99.471% of the principal amount (each a "Public Offering Price") and accrued interest, and with respect to the 2028 Debentures to certain dealers at a price which represents a concession of not in excess of .500% of the principal amount under their Public Offering Price and with respect to the 2008 Debentures to certain dealers at a price which represents a concession of not in excess of .400% of the principal amount under their Public Offering Price; that the Underwriters and such dealers may allow a discount, not in excess of .250% of the principal amount in the case of the 2028 Debentures and .250% of the principal amount in the case of the 2008
Debentures, to certain other dealers; and that the Public Offering Price and concession and discount to dealers may be changed by the Underwriters.

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
     Each Underwriter represents that it has not offered or sold, and agrees that it will not offer or sell, any of the Securities purchased by it hereunder, directly or indirectly, in Canada in contravention of the securities laws of Canada or of any Province or Territory thereof.

                                      III.

     Payment for the Securities shall be made by wire transfer of immediately
available funds to an account specified by the Company.   Delivery to the
Underwriters of the Securities in global form and registered in the name of the Depository Trust Company or its nominee shall take place at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, at 10:00 o'clock A.M., New York time, on October 28, 1998, or at such other time on the same or such other date, not later than October 30, 1998, as shall be designated by you and the Company. The time and date of such payment and delivery are herein referred to as the "Closing Date".

                                      IV.

     The several obligations of the Underwriters hereunder are subject to the following conditions:

     (a)(i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; (ii) there shall not have occurred any downgrading in the rating accorded any debt securities of the Company by Standard & Poor's Corporation or Moody's Investors Service, Inc., or any public announcement by either such organization of an intended or potential downgrading; and (iii) there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus; and you shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

     (b) You shall have received on and as of the Closing Date a favorable opinion of McCarthy Tetrault, Canadian counsel for the Company, to the effect that:

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
          (i) the Company has been duly incorporated and is validly existing as a corporation under the laws of Canada and has received a certificate of compliance dated as of a recent date under the Canada Business Corporations Act;

          (ii) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company;

          (iii) the Securities have been authorized by all necessary corporate action and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Company;

          (iv) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity and contribution hereunder may be limited by applicable law;

          (v) no consent, approval or authorization of, or registration, recordation or filing with, any governmental body in Canada is required for the issuance and sale of the Securities to the Underwriters pursuant to this Agreement and the Indenture, except such as have been obtained under the Canada Business Corporations Act and the Securities Act (Quebec);

          (vi) neither the issuance and sale of the Securities hereunder nor the fulfillment of the terms thereof will contravene any provision of applicable law in Canada or the Restated Articles of Incorporation or By-law of the Company;

          (vii) no registration of the Securities under the securities and other similar laws of Canada or of any Province or Territory of Canada or of any political subdivision thereof, and no approval, permit, order or filing thereunder, is required in connection with the authorization, execution, delivery and performance by the Company of this Agreement and the issue, offer and sale (other than in Canada) of the Securities in the manner contemplated by this Agreement except for any approval which has been obtained and filings which have been made under the Canada Business Corporations Act and the Securities Act (Quebec);

          (viii) no taxes are payable under the laws of Canada or of any Province or Territory of Canada in connection with the execution and delivery of the Indenture or the issuance of the Securities in accordance with this Agreement;

          (ix) no registration, recording or filing of the Indenture is required under the laws of Canada or of any Province or Territory of Canada or of any political subdivision thereof in connection with the authorization, execution, delivery and performance by the Company of the Indenture except for an exemption which has been obtained and filings which have been made under the Canada Business Corporations Act;

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
          (x) as of the Closing Date, their opinion as set forth in the Prospectus under the caption "Canadian Taxation" is true and correct; and

          (xi) as of the Closing Date, their opinion as summarized in the Prospectus regarding enforceability of U.S. securities laws is true and correct.

     (c) You shall have received on and as of the Closing Date a favorable opinion of Roy Millington, Esq., Counsel of the Company, to the effect that:

          (i) the Company has been duly incorporated and is validly existing as a corporation under the laws of Canada, has received a certificate of compliance dated as of a recent date under the Canada Business Corporations Act and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification and in which failure to qualify would have a material adverse effect on the businesses, operations, properties or financial condition of the Company and its subsidiaries taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates or representations of officers or senior employees of the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions, certificates and representations);

          (ii) neither the issuance and sale of the Securities hereunder nor the fulfillment of the terms thereof will contravene any provision of applicable law in Canada or the Restated Articles of Incorporation or By-law of the Company or, to the best knowledge of such counsel, any agreement or other instrument binding upon the Company;

          (iii) except as set forth in the Prospectus and the documents incorporated by reference therein, there are no material pending legal proceedings known to such counsel to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject and to the best knowledge of such counsel no such proceeding is contemplated;

          (iv) the statements in the Prospectus under the captions "Description of Securities" and "Description of the Debentures" and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended, under the caption "Item 3 - Legal Proceedings'', insofar as such statements constitute a summary of the documents and proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings; and

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
          (v) such counsel has no reason to believe that the Registration Statement on the date it became effective and the Prospectus on the date of this Agreement (in either case, as amended or supplemented, if applicable, and except for the financial statements and schedules included therein, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (as amended or supplemented, if applicable, except for the financial statements and schedules included therein, as to which such counsel need express no belief) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) You shall have received on and as of the Closing Date a favorable opinion or opinions of Milbank, Tweed, Hadley & McCloy, United States counsel for the Company, covering the matters in (ii), (iii) and (iv) of (b) above, in
(iii) and (v) of (c) above and to the effect that:

          (i) the Registration Statement has become effective under the Securities Act of 1933 and the Indenture has been duly qualified under the Trust Indenture Act of 1939 and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened;

          (ii) the statements in the Prospectus under the captions "Description of Securities", "Description of the Debentures", and "Plan of Distribution", insofar as such statements constitute a summary of the documents referred to therein, fairly present the information called for with respect thereto;

          (iii) no consent, approval or authorization of, or registration, recordation or filing with, any governmental body in the United States is required for the execution, delivery and performance of this Agreement and the Indenture or the issuance and sale of the Securities to the Underwriters pursuant to this Agreement and the Indenture, except such as have been obtained under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and such as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters;

          (iv) such counsel is of the opinion that (A) each document filed pursuant to the Securities Exchange Act of 1934 (except for the financial statements and schedules included therein, as to which such counsel need express no opinion) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Securities Exchange Act of 1934, together with the

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
applicable rules and regulations of the Commission thereunder and (B) the Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations of the Commission thereunder;

          (v) such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectus which is not filed or described as required; and

          (vi) neither the issuance and sale of the Securities hereunder nor the fulfillment of the terms thereof will contravene, to the best knowledge of such counsel, any agreement or other instrument for borrowed money binding upon the Company.

     (e) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters in (ii), (iii) and (iv) in (b) above, in (v) in (c) above and in (i),
(ii) and (iv) (B) of (d) above.

     It is understood that Milbank, Tweed, Hadley & McCloy and Davis Polk & Wardwell may base their opinions as to all matters relating to the laws of Canada or any Province or Territory thereof upon the opinions of McCarthy Tetrault and Roy Millington, Esq. It is further understood that McCarthy Tetrault and Roy Millington, Esq. may, except to the extent specified above, limit their opinions to the Federal laws of Canada and, for the opinion of Roy Millington, Esq., the laws of the Province of Quebec and, for the opinion of McCarthy Tetrault, the laws of the Provinces of Quebec, Ontario and Alberta, and may base their opinions upon (i) the opinions of local counsel as to all matters relating to Canadian law other than such Federal and provincial laws and (ii) the opinion of Milbank, Tweed, Hadley & McCloy as to all matters relating to the laws of the United States or the State of New York. Counsel may state that with respect to (c) (v) and (d) (iv) (B) and (v) above their belief or opinion, as the case may be, is based upon their participation in the preparation of the Registration Statement and the Prospectus and any supplements and amendments thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified.

     (f) You shall have received on the Closing Date a letter dated the Closing Date, in form and substance satisfactory to you, from Pricewaterhouse Coopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus.

                                       V.

     In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

     (a) to furnish you, without charge, three signed copies of the Registration Statement (including exhibits and documents incorporated by reference therein) and to each other Underwriter a copy of the Registration Statement (without exhibits but including documents incorporated by reference therein) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, the documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company after the date of the Basic Prospectus pursuant to the Securities Exchange Act of 1934, which are deemed to be incorporated by reference in the Registration Statement and the Prospectus;

     (b) before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities, to furnish you a copy of each such proposed amendment or supplement;

     (c) if, during such period after the first date of the public offering of the Securities as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

     (d) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions of the United States as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as you may designate; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction;

     (e) to make generally available to the Company's security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date hereof, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933 and the rules and regulations of the Commission thereunder; and

     (f) during the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any United States dollar-denominated debt securities of the Company which are substantially similar to the Securities, without your prior consent, which consent shall not be unreasonably withheld.

                                      VI.

          The Company represents and warrants to each Underwriter that (i) each document filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus complied or will comply when so filed in a material respects with such Act and the rules and regulations thereunder, (ii) each part of the registration statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and the Prospectus does not contain and, as amended or supplemented, if applicable, (v) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

     The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either

Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph
(c) of Article V hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities or of any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its Directors, its Officers and its authorized representative or representatives in the United States who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in the second and third paragraphs of this Article VI is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under either such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Article VI are several in proportion to their respective underwriting percentages (as defined in the Agreement Among Underwriters) and not joint.

     The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling the Company and (iii) acceptance of and payment for the Securities.

     The Company agrees that any legal suit, action or proceeding brought by any Underwriter to enforce the indemnity or contribution agreements contained in this Article VI may be instituted in any state or Federal court in The City of New York, State of New York, waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding. The Company hereby irrevocably designates and appoints CT Corporation System (or any successor corporation) as the Company's authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon CT Corporation System (or said successor corporation) at its office at 1633 Broadway, New York, New York 10019 (or such other address in the Borough of Manhattan, The City of New York, as the Company may designate by written notice to you) and written notice of said service to the Company, mailed or delivered to Alcan Aluminium Limited, 1188 Sherbrooke Street West, Montreal, Quebec, Canada, H3A 3G2, Attn.: Secretary, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company. Said designation and appointment shall be irrevocable until the principal of and interest on the Securities and all other sums owing by the Company in accordance with the provisions of the Securities and the Indenture have been paid in full by the Company in accordance with the provisions thereof. The Company agrees to take all action as may be necessary to continue the designation and appointment of CT Corporation System or any successor corporation in full force and effect so that the Company shall at all times have an agent for service of process for the above purposes in The City of New York, State of New York, United States of America. Nothing in this Article VI shall affect the right of any Underwriter to serve process in any manner permitted by law or limit the right of any Underwriter to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.

                                       VII.

     If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated, severally in the proportions which the amounts of Securities set forth opposite their names in Schedule A hereto bear to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of Securities which any Underwriter has agreed to purchase pursuant to Article I be increased pursuant to this
Article VII by an amount in excess of one-ninth of such principal amount of Securities, without the written consent of such Underwriter.

     If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they agreed to purchase hereunder, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Securities and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph or any such termination shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally in the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to the make it, in your judgment, impracticable to market the Securities.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them in connection with the Securities.

     This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                             Very truly yours,

                                             ALCAN ALUMINIUM LIMITED


                                             By:_________________________


Accepted, October 28, 1998

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
J.P. MORGAN SECURITIES INC.
By MORGAN STANLEY & CO. INCORPORATED


By:___________________________________

                                   SCHEDULE A


                                           Principal             Principal
                                         Amount of the         Amount of the
Name                                    2028 Debentures       2008 Debentures
----                                   ----------------       ---------------
Morgan Stanley & Co. Incorporated        $ 55,000,000          $110,000,000

Credit Suisse First Boston Corporation     35,000,000            70,000,000

J.P. Morgan Securities Inc.              $ 10,000,000          $ 20,000,000

Total                                    $100,000,000          $200,000,000

                                       15